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                                                                    Exhibit 23.9

The Board of Directors
StjarnTVnatet AB:

We consent to the inclusion in this Registration Statement on Form S-1 for the offering of ordinary shares B of United Pan-Europe Communications N.V. of our report dated 29 May 1998, on our audit of the financial statements of StjarnTVnatet AB as of 31 March 1998, and for the year ended 31 March 1998. We also consent to the reference to our firm under the caption "Experts".

Stockholm, Sweden
2 August 1999
PricewaterhouseCoopers